Oakwood Mortgage Investors, Inc.  1998-C
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:          Fiscal Year 1998


Note: This fiscal year-end series report, reports information on the assets included in OMI Trust 1998-C as of the end of the prepayment period that began on September 1, 1997 and ended on September 30, 1998 and as of the end of the collection period that began on September 2, 1997 and ended on October 1, 1998. Accordingly, the information presented with regard to the certificates reflects information as of the close of business on October 15, 1998, which is the distribution date on which collections made and losses incurred during such prepayment period and collection period were passed through to certificateholders



                              Scheduled Principal Balance of Contracts

-------------------------------------------------------------------------------------------------------------------------
   Beginning                                                                      Ending         Scheduled
   Principal       Scheduled         Prepaid       Liquidated    Contracts       Principal         Gross       Servicing
   Balance         Principal         Principal      Principal    Repurchased      Balance         Interest         Fee
-------------------------------------------------------------------------------------------------------------------------
309,043,208.84   (714,829.36)   (10,175,567.72)    (27,443.71)       0.00      298,125,368.05   4,989,329.52   510,606.95
=========================================================================================================================

------------------------------------------------------------------------------------
 Scheduled                                    Amount
 Pass Thru      Liquidation    Reserve     Available for  Limited      Total
  Interest       Proceeds     Fund Draw    Distribution   Guarantee    Distribution
------------------------------------------------------------------------------------
 4,478,722.57    22,926.00       0.00      15,902,652.60    0.00       15,902,652.60
====================================================================================

                                      Certificate Account
--------------------------------------------------------------------------------------------------------
     Beginning                   Deposits                                  Investment        Ending
      Balance           Principal         Interest       Distributions      Interest        Balance
--------------------------------------------------------------------------------------------------------
        0.00         10,811,120.21      2,437,844.56   (7,886,341.51)       18,942.39   5,381,565.65
========================================================================================================

            P&I Advances at Distribution Date
-----------------------------------------------------------
   Beginning        Recovered      Current       Ending
    Balance         Advances       Advances     Balance
-----------------------------------------------------------
     0.00          369,041.93   555,916.99   186,875.06
===========================================================

Oakwood Mortgage Investors, Inc.  1998-C
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:          Fiscal Year 1998



                                                    Repo Properties Brought                           Aggregate Repo Properties in
                          Gross Repossessions         Current by Borrower      Net Current Repos          Trust at Month-End
                         # Principal Balance         # Principal Balance       # Principal Balance       # Principal Balance
                    ------------------------------------------------------------------------------------------------------
Aug-98                   4           142,834.27       0         0.00            4       142,834.27       4       142,834.27
Sep-98                   9           284,490.24       0         0.00            6       169,244.75      10       312,079.02
                    --------------------------------------------------------------------------------------------------------

Total of month
end balance             13           427,324.51       0         0.00           10       312,079.02      14       454,913.29
                    ========================================================================================================
Average month
end balance              7           213,662.26       0         0.00            5       156,039.51       7       227,456.65
                    ========================================================================================================

Oakwood Mortgage Investors, Inc.  1998-C
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:      Fiscal Year 1998


                                          Delinquency Analysis

                         31 to 59 days          60 to 89 days   90 days and Over      Total Delinq.
                No. of  Principal            Principal            Principal               Principal
                Loans   Balance        #     Balance        #     Balance        #        Balance
                -----------------------------------------------------------------------------------------
         Aug-98      44   1,599,823.43     0              0     0              0       44   1,599,823.43
         Sep-98     125   4,929,300.15    17      643047.32     0              0      142   5,572,347.47
                -----------------------------------------------------------------------------------------

Total of month
end balance         169   6,529,123.58    17     643,047.32     0           0.00      186   7,172,170.90
                =========================================================================================
Average month
end balance          85   3,264,561.79     9     321,523.66     0           0.00       93   3,586,085.45
                =========================================================================================

Oakwood Mortgage Investors, Inc.  1998-C
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:   Fiscal Year 1998

REPOSSESSION LIQUIDATION REPORT
See Monthly Investor Report for Detail

                                                                    Net                               Net     Current
Prepayment Liquidated PrincSales  Insur.   Total   Repossession Liquidation Unrecov. FHA Insurance Pass Thru Period Net  Cumulative
 Period     Balance   Proceeds   Refunds  Proceeds   Expenses    Proceeds   Advances    Coverage   Proceeds  Gain/(Loss) Gain/(Loss)
------------------------------------------------------------------------------------------------------------------------------------
Aug-98          0.00      0.00       0.00       0.00      0.00         0.00     0.00      0.00         0.00        0.00
Sep-98     27,443.71 26,500.00   2,002.93  28,502.93  4,910.00    23,592.93   666.93      0.00    22,926.00   (4,517.71)


         ===========================================================================================================================
Total      27,443.71 26,500.00   2,002.93  28,502.93  4,910.00    23,592.93   666.93      0.00    22,926.00   (4,517.71)  (4,517.71)
         ===========================================================================================================================

Oakwood Mortgage Investors, Inc.  1998-C
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:                  Fiscal Year 1998

CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                               Original      Beginning       Beginning       Current
           Cert.             Certificate    Certificate      Carryover      Principal
           Class               Balances       Balances       Principal     Distribution
------------------------------------------------------------------------------------------


A-1 ARM                       7,625,927.00   7,625,927.00            0.00     256,071.39
A-1 Outstanding Writedown

A-1                         239,608,000.00 239,608,000.00            0.00  10,661,769.40
A-1 Outstanding Writedown

M-1                          23,178,000.00  23,178,000.00            0.00           0.00
M-1 Outstanding Writedown

M-2                          14,680,000.00  14,680,000.00            0.00           0.00
M-2 Outstanding Writedown

B-1                          10,816,000.00  10,816,000.00            0.00           0.00
B-1 Outstanding Writedown

B-2                          13,135,281.00  13,135,281.00            0.00           0.00
B-2 Outstanding Writedown

Excess Asset Principal Balance                       0.00            0.00           0.00

                                           -----------------------------------------------

                                           309,043,208.00            0.00  10,917,840.79
                                           ===============================================

                                  Accelerated      Ending                        Ending                     Principal Paid
                                   Principal      Carryover     Writedown      Certificate        Pool       Per $1,000
                                  Distribution    Principal      Amounts        Balances         Factor     Denomination
                                  ---------------------------------------------------------------------------------------


A-1 ARM                                    0.00          0.00           0.00    7,369,855.61      96.64209%        33.58
A-1 Outstanding Writedown                                               0.00            0.00           0.00         0.00

A-1                                1,107,348.86          0.00           0.00  227,838,881.74      95.08818%        44.50
A-1 Outstanding Writedown                                               0.00            0.00           0.00         0.00

M-1                                        0.00          0.00           0.00   23,178,000.00     100.00000%         0.00
M-1 Outstanding Writedown                                               0.00            0.00           0.00         0.00

M-2                                        0.00          0.00           0.00   14,680,000.00     100.00000%         0.00
M-2 Outstanding Writedown                                               0.00            0.00           0.00         0.00

B-1                                        0.00          0.00           0.00   10,816,000.00     100.00000%         0.00
B-1 Outstanding Writedown                                               0.00            0.00           0.00         0.00

B-2                                        0.00          0.00           0.00   13,135,281.00     100.00000%         0.00
B-2 Outstanding Writedown                                               0.00            0.00           0.00         0.00

Excess Asset Principal Balance    (1,107,348.86)         0.00           0.00    1,107,348.86    #DIV/0!       #DIV/0!

                                  --------------------------------------------------------------------------

                                           0.00          0.00           0.00  298,125,367.21    #DIV/0!
                                  ==========================================================================
                                  (1) This represents the amount of losses on the assets that were allocated to reduce the outstanding principal balance of the certificates in accordance with the applicable pooling and servicing agreement.

Oakwood Mortgage Investors, Inc.  1998-C
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:               Fiscal Year 1998


CERTIFICATE INTEREST ANALYSIS


                                                                                                           Interest Paid
      Certificate       Remittance  Beginning     Current          Total           Interest       Ending     Per $1,000
         Class             Rate      Balance      Accrual          Paid            Shortfall     Balance    Denomination
                         ---------------------------------------------------------------------------------------------------------


A-1 ARM                  VARIOUS         0.00      60,359.62       60,359.62             0.00         0.00         7.92
A-1  ARM Carryover Interest   0.00       0.00                           0.00             0.00         0.00         0.00
A-1  ARM Writedown Interest   0.00       0.00                           0.00             0.00         0.00         0.00

A-1                       6.45000%       0.00   2,544,424.26    2,544,424.26             0.00         0.00        10.62
A-1  Carryover Interest       0.00       0.00                           0.00             0.00         0.00         0.00
A-1  Writedown Interest       0.00       0.00                           0.00             0.00         0.00         0.00

M-1                       6.77500%       0.00     261,718.25      261,718.25             0.00         0.00        11.29
M-1 Carryover Interest        0.00       0.00                           0.00             0.00         0.00         0.00
M-1  Writedown Interest       0.00       0.00                           0.00             0.00         0.00         0.00

M-2                       7.07500%       0.00     173,101.67      173,101.67             0.00         0.00        11.79
M-2  Carryover Interest       0.00       0.00                           0.00             0.00         0.00         0.00
M-2  Writedown Interest       0.00       0.00                           0.00             0.00         0.00         0.00

B-1                       7.40000%       0.00     133,397.34      133,397.34             0.00         0.00        12.33
B-1  Carryover Interest       0.00       0.00                           0.00             0.00         0.00         0.00
B-1  Writedown Interest       0.00       0.00                           0.00             0.00         0.00         0.00

B-2                      various         0.00     193,854.86      193,854.86             0.00         0.00        14.76
B-2  Carryover Interest       0.00       0.00                           0.00             0.00         0.00         0.00
B-2  Writedown Interest       0.00       0.00                           0.00             0.00         0.00         0.00

X                                        0.00   1,111,866.57            0.00     1,111,866.57 1,111,866.57

R                                        0.00           0.00            0.00             0.00         0.00

Service Fee                              0.00     510,606.95      510,606.95             0.00         0.00
                                   ------------------------------------------------------------------------

                                         0.00   4,989,329.52    3,877,462.95 (1) 1,111,866.57 1,111,866.57
                                   ========================================================================



                                                    Cert.          TOTAL
                                                    Class       DISTRIBUTION
                                                ------------------------------


A-1 ARM                                            A-1 ARM         316,431.01
A-1  ARM Carryover Interest
A-1  ARM Writedown Interest

A-1                                                  A-1        14,313,542.52
A-1  Carryover Interest
A-1  Writedown Interest

M-1                                                  M-1           261,718.25
M-1 Carryover Interest
M-1  Writedown Interest

M-2                                                  M-2           173,101.67
M-2  Carryover Interest
M-2  Writedown Interest

B-1                                                  B-1           133,397.34
B-1  Carryover Interest
B-1  Writedown Interest

B-2                                                  B-2           193,854.86
B-2  Carryover Interest
B-2  Writedown Interest

X                                                     X                  0.00

R                                                     R                  0.00

Service Fee                                      Service Fee       510,606.95
                                                               ---------------

                                                                15,902,652.60 (1)
                                                               ===============


(1) Pursuant to the applicable pooling and servicing agreement, $510,606.95 of the amounts available for distribution on distribution dates during the fiscal year were used to pay servicing fees due the servicer. Consequently, the total amount distributed on the certificates during the fiscal year was $15,392,045.65.